UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

SHINECO, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g)and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which he filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SHINECO, Inc.

Room 1001, Building T5, DaZu Square,

Daxing District, Beijing

People’s Republic of China 100176

(+86) 10-87227366

NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS

To the Stockholders of Shineco, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Shineco, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), in connection with action taken by written consent, pursuant to Section 228 of the Delaware General Corporation Law and Section 1.10 of our amended and restated bylaws, of the stockholders who have the authority to vote a majority of the issued and outstanding shares of common stock, par value $0.001 per share, of the Company to approve, as required by NASDAQ Rule 5635, the issuance of shares of common stock of the Company on the terms and subject to the conditions described in the Information Statement.

This Information Statement is being furnished to our stockholders in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission thereunder, solely for the purpose of informing our stockholders of the action taken by the written consent.

This is not a notice of a meeting and no stockholders’ meeting will be held to consider the matters described herein. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Guocong Zhou
Guocong Zhou Chief Executive Officer

April 30, 2021

SHINECO, Inc.

Room 1001, Building T5, DaZu Square,

Daxing District, Beijing

People’s Republic of China 100176

(+86) 10-87227366

INFORMATION STATEMENT

GENERAL INFORMATION

Unless otherwise noted, references to the “Company,” “we,” “us,” or “our” mean Shineco, Inc., a Delaware corporation. Our principal executive offices are located at Room 1001, Building T5, DaZu Square, Daxing District, Beijing, People’s Republic of China 100176, telephone (+86) 10-87227366.

This Information Statement is first being mailed on or about May 3, 2021 to the Company’s common stockholders of record as of April 13, 2021 (the “Record Date”).

We are furnishing this Information Statement in connection with action taken by stockholders who have the authority to vote a majority of the outstanding shares of our common stock, par value $0.001 per share (“Common Stock”).

NASDAQ Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the registrant.

NASDAQ Rule 5635(d) requires stockholder approval prior to a transaction, other than a public offering, involving the sale, issuance, or potential issuance by the company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price less than the “Minimum Price,” defined as the lower of the closing price immediately prior to the execution of the binding agreement or the average closing price of the common stock for the five trading days immediately preceding the execution of the binding agreement.

By written consent dated April 13, 2021, as permitted by Section 228 of the Delaware General Corporation Law (the “DGCL”), the stockholders who have the authority to vote a majority of the outstanding shares of Common Stock approved, as required by NASDAQ Rule 5635, the issuance and sale of an aggregate of 3,872,194 shares of Common Stock (the “Shares”) to certain non-U.S. investors (the “Investors”) in a private placement transaction (collectively, the “Transaction”) pursuant to certain Stock Purchase Agreements dated April 14, 2021 (the “SPAs”) by and between the Company and each of the Investors.

Section 228 of the DGCL permits the stockholders of a Delaware corporation to take action without a meeting upon the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, unless otherwise provided in the corporation’s certificate of incorporation. Approval by the holders of at least a majority of the outstanding shares of Common Stock was required to approve the issuance of the Shares.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND A PROXY

OVERVIEW OF THE TRANSACTION

Description of the Transaction

On April 14, 2021, we entered into the SPAs with the Investors, who are not “U.S. persons” as defined in the SPAs pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”), whereby we agreed to issue and sell, and the Investors agreed to purchase, severally and not jointly, an aggregate of 3,872,194 shares of Common Stock at an aggregate purchase price of $11,005,204.40 (the “Offering”). The Shares to be issued in the Offering are exempt from the registration requirements of the Securities Act, pursuant to Regulation S promulgated under the Securities Act.

The SPAs contain customary representations and warranties of the Company and the Purchasers, indemnification obligations of the Purchasers, and other obligations and rights of the parties. Additionally, the closing of the Offering is conditioned upon the consummation of certain matters by the Company, including (i) obtaining the approval of majority stockholders; (ii) filing with the U.S. Securities and Exchange Commission (the “SEC”) a Preliminary Information Statement or a Preliminary Proxy Statement if required by law to obtain the approval contemplated in the foregoing clause (i); (iii) responding promptly to comments by the SEC with respect to the Information Statement or Proxy Statement, if any; (iv) filing with the SEC a Definitive Information Statement or Proxy Statement; (v) mailing or electronically transmitting the Definitive Information Statement or Proxy Statement to every security holder entitled to vote on the entry into the SPAs; and (vi) if required by the Nasdaq Listing Rules, submitting a Listing of Additional Shares Notification Form to Nasdaq and obtaining the approval by Nasdaq of the transactions contemplated thereby.

The Transaction and the SPAs were approved by our board of directors on April 13, 2021.

The foregoing description of the SPAs does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of the SPAs, which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on April 19, 2021 and is incorporated herein by reference.

Approval of the Transaction

The approval of the Transaction, including for purposes of Nasdaq Rule 5635, requires the approval of the holders of our outstanding shares of common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. As of the close of business on the Record date, we had 4,009,288 shares of Common Stock outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for stockholder approval.

The stockholders who have the authority to vote a majority of the outstanding shares of Common Stock approved the Transaction by a written consent dated April 13, 2021. Accordingly, the limitations on issuances and sales of securities under Nasdaq Rule 5635 will not apply to the issuances of the Shares. Pursuant to Rule 14c-2(b) promulgated under the Securities Exchange Act of 1934, as amended, such action may not be effected until at least 20 calendar days following the mailing of this Information Statement to our common stockholders.

Notice Pursuant to Section 228 of the DGCL

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the DGCL.

Dissenter’s Rights of Appraisal

Stockholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the issuance of the Shares.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our officers and directors, nor any of their associates, has any interest in the actions approved by our stockholders and described in this Information Statement except in their capacity as holders of our Common Stock (which interest does not differ from that of the other holders of our Common Stock), except that Dingyu Cui, our Vice General Manager, agreed to purchase 231,900 shares of Common Stock pursuant to the SPAs.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of our Common Stock as of the Record Date by:

●	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

●	each of our executive officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security or has the right to acquire securities within 60 days, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. The calculation of percentage of beneficial ownership is based on 4,009,288 shares of Common Stock that were outstanding as of the Record Date.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned		Percentage of Outstanding Shares of Common Stock
Directors and Executive Officers of the Company:
Guocong Zhou	10,950		0.27%
Yuying Zhang	536,703	(2)	13.39%
Sai (Sam) Wang	517,294	(3)	12.90%
Baolin Li	99,565		2.48%
Jin Liu	—		—
Yanzeng An	—		—
Ning Chen	—		—
Harry Edelson	—		—
All directors and executive officers as a group (eight individuals)	1,164,512		29.05%
Five Percent or More Stockholder:
Wei Chang	227,537		5.68%

(1)	Unless otherwise indicated, the business address of each of the persons and entities is Room 1001, Building T5, DaZu Square, Daxing District, Beijing, People’s Republic of China 100176.

(2)	Includes 409,687 shares of Common Stock, of which Yuying Zhang may exercise voting rights as a stockholder of the Company at his sole discretion pursuant to certain voting rights proxy agreements.

(3)	Includes 434,000 shares of Common Stock, of which Sai (Sam) Wang may exercise voting rights as a stockholder of the Company at his sole discretion pursuant to certain voting rights proxy agreements.

ADDITIONAL INFORMATION

Householding of Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Information Statement may have been sent to multiple Company stockholders in each household unless otherwise instructed by such Company stockholders. We will deliver promptly a separate copy of the Information Statement to any Company stockholder upon written or oral request to us, at Shineco, Inc., Room 1001, Building T5, DaZu Square, Daxing District, Beijing, People’s Republic of China 100176, telephone (+86) 10-87227366. Any Company stockholder wishing to receive separate copies of our proxy statement or annual report to Company stockholders in the future, or any Company stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the Company stockholder’s bank, broker, or other nominee record holder, or the Company stockholder may contact us at the above address and phone number.

Costs

We will make arrangements with brokerage firms and other custodians, nominees, and fiduciaries who are record holders of our Common Stock for the forwarding of this Information Statement to the beneficial owners of our Common Stock. We will reimburse these brokers, custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

By Order of the Board of Directors

/s/ Guocong Zhou
Guocong Zhou
Chief Executive Officer

April 30, 2021